Exhibit 4.2
NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.
PACIFIC ASIA PETROLEUM, INC.
WARRANT TO PURCHASE COMMON STOCK

Warrant Holder:	or its assigns

Warrant Shares:	Shares of the Company’s Common Stock

Number of Shares:	___ Thousand (___,000), subject to adjustment as provided herein

Warrant Exercise Price:	___ Dollars ($___.00) per share of Common Stock, subject to adjustment as provided herein

Issue Date:	May 7, 2007

Expiration Date:	May 7, 2012
     THIS WARRANT CERTIFIES THAT, for value received, the receipt and adequacy of which is hereby acknowledged,                                          or its assignees (the “Holder”), is entitled to subscribe for and purchase, subject to the provisions and upon the terms and conditions hereinafter set forth, the number of fully paid and nonassessable shares of Common Stock, $0.001 par value (subject to adjustments from time to time as specified in Section 4 hereof, the “Warrant Stock”) of Pacific Asia Petroleum, Inc., a Delaware corporation (the “Company”), at the initial exercise price per share of Warrant Stock (subject to adjustments from time to time, as specified in Section 4 hereof) (the “Warrant Exercise Price”) all as set forth above.
     1. Term and Expiration. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Issue Date through the Expiration Date.
     2. Method of Exercise; Cash Payment; Issuance of New Warrant. Subject to Section 1, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part and from time to time, at the election of the Holder hereof, by:
          (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A (the “Notice of Exercise”) duly completed and executed) at the principal executive offices of the Company and accompanied by payment to the Company, by (i) certified or bank check acceptable to the Company, or (ii) by wire transfer to an account designated by the Company, or any combination of (i) and (ii), of an amount equal to the then applicable Warrant Exercise Price multiplied by the number of shares of Warrant Stock then being purchased,
          (b) or exercise of the right provided for in Section 10 hereof, together with the surrender of this Warrant (with the Notice of Exercise duly completed and executed) at the principal executive offices of the Company.
          (c) The Warrant Stock so purchased shall be deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Exercise Price shall have been paid and the completed Notice of Exercise shall have been delivered. At such time the person or persons in whose name or names any certificate for Warrant Stock shall be issuable upon such exercise shall be deemed to have become the Holder or holders or record thereof. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Warrant Stock so purchased shall be delivered to the Holder hereof (or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct) as soon as possible and in any event within ten (10) business days after such exercise and, unless this Warrant has been fully exercised or expired, a new warrant having the same terms as this Warrant and representing the remaining portion of such shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof (or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct) as soon as possible and in any event within such 10-day period.
          (d) Each share of Warrant Stock issuable upon exercise of this Warrant shall, upon payment of the Warrant Exercise Price therefor, be duly authorized, validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.
          (e) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.
          (f) The Company shall take all such actions as may be reasonably necessary to insure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation.
     3. Reservation of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant a sufficient number of shares of its capital stock to provide for the exercise of the rights represented by this Warrant. If the shares of Warrant Stock issuable by reason of exercise of this Warrant are convertible into or exchangeable for any other stock or securities of the Company, the Company shall, at the Holder’s option and upon surrender of this Warrant by such holder as provided above, together with any notice, statement or payment required to effect such conversion or exchange of Warrant Stock, deliver to such holder (or such other Person specified by such holder) a certificate or certificates representing the stock or securities into which the shares of Warrant Stock issuable by reason of such conversion are convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.
     4. Adjustment of Warrant Exercise Price and Warrant Stock. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Exercise Price shall be subject to adjustment to the nearest whole share (one-half and greater being rounded upward) and nearest cent (one-half cent and greater being rounded upward) from time to time upon the occurrence of certain events, as follows. Each of the adjustments provided by the subsections below shall be deemed separate adjustments and any adjustment of this Warrant pursuant to one subsection of this Section 4 shall preclude additional adjustments for the same event or transaction by the remaining subsections.
          (a) Reorganization, Consolidation, Merger, Etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Warrant Stock issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in this Section 4.
          (b) Reclassification. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) into the same or a different number or class of securities, the Company shall duly execute and deliver to the holder of this Warrant a new warrant (in form and substance reasonably satisfactory to the Holder of this Warrant), so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Warrant Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of the number of shares then purchasable under this Warrant. The Company or the surviving entity shall deliver such new warrant as soon as possible and in any event within ten (10) business days after such reclassification or change. Such new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications or changes.
          (c) Stock Splits or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide (by stock split) or combine (by reverse stock split) its outstanding shares of capital stock into which this Warrant is then exercisable, the Warrant Exercise Price shall be proportionately adjusted in the case of a subdivision or a combination, effective at the close of business on the date the subdivision or combination becomes effective and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be proportionately adjusted in the case of a subdivision or a combination, and in each case to the nearest whole share, effective at the close of business on the date the subdivision or combination becomes effective. The provisions of this subparagraph (b) shall similarly apply to successive subdivisions or combinations of outstanding shares of capital stock into which this Warrant is exercisable.
          (d) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Warrant Stock payable in Warrant Stock, then (A) the Warrant Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution (the “Record Date”), to that price determined by multiplying the Warrant Exercise Price in effect immediately prior to such date of determination by a fraction (1) the numerator of which shall be the total number of shares of Warrant Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Warrant Stock outstanding immediately after such dividend or distribution and (B) the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be proportionately adjusted, to the nearest whole share, from and after the Record Date by multiplying the number of shares of Warrant Stock purchasable hereunder immediately prior to such Record Date by a fraction (1) the numerator of which shall be the total number of shares of Warrant Stock outstanding immediately after such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Warrant Stock outstanding immediately prior to such dividend or distribution; or (ii) make any other dividend or distribution with respect to Warrant Stock (except any distribution specifically provided for in Sections 4(a) and 4(b) above), then, in each such case, provision shall to this Warrant be made by the Company such that the Holder of this Warrant shall receive upon exercise of this Warrant (in addition to the number of shares of stock receivable upon exercise of this Warrant) a proportionate share of any such dividend or distribution (without payment of any additional consideration therefor) as though it were the holder of all share of Warrant Stock remaining issuable upon exercise of this Warrant as of the Record Date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution. The provisions of this subparagraph (c) shall similarly apply to successive stock dividends and other distributions by the Company. If the Company shall take a record of the holders of its Warrant Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the shares of Warrant Stock under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the shares of Warrant Stock by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.
          (e) Sale of Property, Liquidation, Etc. If the Company at any time while this Warrant remains outstanding and unexpired shall sell all or substantially all of its property or dissolve, liquidate, or wind up its affairs, lawful provision shall be made as part of the terms of any such sale, dissolution, liquidation or winding up, so that the holder of this Warrant may thereafter receive upon exercise hereof in lieu of each Warrant Share that it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company.
          (f) Number of Warrant Shares. Simultaneously with any adjustment to the Warrant Price pursuant to this Section 4, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Warrant Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Warrant Price in effect immediately prior to such adjustment.
     5. No Impairment. The Company will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, other than any restrictions on transfer contained in this Warrant and under applicable state and federal securities laws, (c) will not take any action which results in any adjustment of the number of Warrant Shares if the total number of shares of Warrant Stock or other securities issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Warrant Stock or other securities then authorized by the Company’s articles of incorporation and available for the purpose of issue upon such exercise and (d) will at all times in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the adjustment rights of the Holder against impairment.
     6. Notice of Adjustments. Whenever the Warrant Exercise Price or the number of shares of Warrant Stock purchasable hereunder shall be adjusted pursuant to Section 4 above, the Company shall issue a certificate signed by its Chief Financial Officer, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Exercise Price and the number and kind of shares of Warrant Stock purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant within five (5) business days after the occurrence of the event resulting in such adjustment at such Holder’s last known address in accordance with Section 12 hereof.
     7. Fractional Shares. No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall pay the Holder in cash or by check the amount determined by multiplying such fractional share by the fair market value of one share of Warrant Stock as determined in accordance with Section 10(c) below.
     8. Ownership; Transfer of Warrant or Warrant Stock.
          (a) Register; Registered Holder. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.
          (b) Compliance with Securities Act of 1933. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the shares of Warrant Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell, transfer or otherwise dispose of this Warrant, or any such shares except under circumstances which will not result in a violation of the Securities Act and any applicable state securities laws. Upon exercise of this Warrant, unless the shares being acquired are registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available, the Holder hereof shall confirm in writing that the shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. The shares of Warrant Stock issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:
“NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”
     Said legend shall be removed by the Company, upon the request of a Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.
          (c) Transferability of the Warrant. Subject to compliance with applicable federal and states securities laws, this Warrant and the shares of Warrant Stock issuable upon exercise of this Warrant may be transferred by the Holder hereof to accredited investors only (as defined under Rule 501 of Regulation D of the Securities Act”), in whole or in part and from time to time.
          (d) Method of Transfer. With respect to any offer, sale, transfer or other disposition of this Warrant or any shares of Warrant Stock acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares, the Holder hereof shall prior to such offer, sale, transfer or other disposition:
               (i) surrender this Warrant at the principal executive offices of the Company or provide evidence reasonably satisfactory to the Company of the loss, theft or destruction of this Warrant and an indemnity agreement reasonable satisfactory to the Company,
               (ii) pay any applicable transfer taxes or establishing to the satisfaction of the Company that such taxes have been paid,
               (iii) deliver a written assignment to the Company in substantially the form attached hereto as Exhibit B duly completed and executed prior to transfer, describing briefly the manner thereof, and
               (iv) deliver a written opinion of such Holder’s legal counsel, and/or other evidence, each in a form satisfactory to the Company, to the effect that such offer, sale, transfer or other disposition may be effected without registration or qualification to an accredited investor (under the Securities Act as then in effect and any applicable state securities law then in effect) of this Warrant or the shares of Warrant Stock.
               Promptly as practicable and no later than five (5) days after receiving the items set forth above, the Company shall notify the Holder that it may sell, transfer or otherwise dispose of this Warrant or such shares, all in accordance with the terms of the notice delivered to the Company. Notwithstanding the foregoing, this Warrant or such shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Securities Act, provided that the Holder shall furnish such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing this Warrant or such shares thus transferred (except a transfer pursuant to Rule 144 or an effective registration statement) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with applicable federal and state securities laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. Upon any partial transfer of this Warrant, the Company will issue and deliver to such new holder a new warrant (in form and substance similar to this Warrant) with respect to the portion transferred and will issue and deliver to the Holder a new warrant (in form and substance similar to this Warrant) with respect to the portion not transferred as soon as possible and in any event within ten (10) business days after such transfer.
     9. No Rights as Shareholders; Information. No holder of this Warrant, as such, prior to exercise hereof shall be entitled to vote or receive dividends or be deemed the holder of shares, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent for any corporate action. for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares of Warrant Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
     10. Right to Convert Warrant into Stock; Non-Cash Net Exercise.
          (a) Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof, (the “Net Exercise Right”) into shares of Warrant Stock as provided in this Section 10 at any time or from time to time during the term of this Warrant. Upon exercise of the Net Exercise Right with respect to a particular number of shares of Warrant Stock subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) (X) that number of fully paid and nonassessable shares of Warrant Stock equal to the (Y) Converted Warrant Shares multiplied by the quotient obtained by dividing the result of (B) fair market value of one share of Warrant Stock less (A) the Warrant Exercise Price per share by (B) the fair market value of one share of Warrant Stock all on the Conversion Date (as herein defined).
     Expressed as a formula such conversion shall be computed as follows:

X	=	(	B - A B	)	Y

Where: X	=	the number of shares of Warrant Stock that may be issued to holder

Y	=	the number of shares of Warrant Stock that are being surrendered pursuant to this Net Exercise Right (i.e., the Converted Warrant Shares)

A	=	the Warrant Exercise Price per share

B	=	the fair market value of one share of Warrant Stock
     No fractional shares shall be issuable upon exercise of the Net Exercise Right, and, if the number of shares of Warrant Stock issued or to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of this Section 10, shares issued pursuant to the Net Exercise Right shall be treated as if they were issued upon the exercise of this Warrant.
          (b) Method of Exercise. The Net Exercise Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed, specifying that the Holder thereby intends to exercise the Net Exercise Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10(a) hereof as the Converted Warrant Shares) in exercise of the Net Exercise Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”).
          (c) Determination of Fair Market Value. For purposes of this Section 10, “fair market value” of one share of Warrant Stock shall be: (i) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Conversion Date; (ii) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other exchange or association on the last trading day prior to the Conversion Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Conversion Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Conversion Date, shall be determined in good faith by the Board of Directors of the Company and the Holder. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company.
     11. Modification and Waiver; Effect of Amendment or Waiver. This Warrant and any provision hereof may be modified, amended, waived, discharged or terminated only by an instrument in writing, designated as an amendment to this Warrant and executed by a duly authorized officer of the Company and the Holder of this Warrant. Any waiver or amendment effected in accordance with this Section 11 shall be binding upon the Holder, each future holder of this Warrant or of any shares purchased under this Warrant (including securities into which such shares have been converted) and the Company.
     12. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered by personal delivery, or shall be sent by certified United States mail, first-class postage prepaid or by overnight delivery using a nationally recognized courier service, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated on the signature page of this Warrant. All such notices, request, communications or other documents shall be deemed to have been received by the recipient (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by a nationally recognized courier service, on the next business day subsequent to deposit with the courier and (iii) in the case of mailing, on the fourth business day following the date of deposit in the United States mails, first-class postage prepaid.
     13. Successors. The obligations of the Company relating to the shares of Warrant Stock issuable upon the exercise of this Warrant shall inure to the benefit of the successors and assigns of the Holder hereof and shall be binding upon any successor entity whether upon a Change of Control or sale of all or substantially all of the assets of the Company. Upon such event, the successor entity shall assume the obligations of this Warrant, and this Warrant (or any substitute warrant as provided hereinbefore) shall be exercisable for the securities, cash and property of the successor entity on the terms provided herein. As used in this Warrant, “Change of Control” shall mean a merger or consolidation of the Company with or into any other corporation or business entity, other than in the case of a merger or consolidation, where the holders of the Company’s voting securities as constituted immediately prior thereto continue to hold after such merger or consolidation at least fifty percent (50%) of the voting securities of the Company or surviving entity, as applicable, immediately after such merger or consolidation, including the public company merger.
     14. Lost Warrants or Stock Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of a security or an indemnity agreement satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such mutilated Warrant or stock certificate, the Company will issue and deliver a new warrant (containing the same terms as this Warrant) or stock certificate, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.
     15. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.
     16. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without reference to principles governing choice or conflicts of laws.
     17. Severability. In the event that any one or more of the provisions contained in this Warrant shall for any reason be held to be invalid, illegal or unenforceable in any respect, such provision(s) shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Warrant and such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant, which shall remain in full force and effect.

     18. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be an original, and all of which together shall constitute one instrument.
     19. Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party in such dispute shall be entitled to collect its reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which it may be entitled.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed as of the issue date of this Warrant by its duly authorized officers.

PACIFIC ASIA PETROLEUM, INC. A Delaware corporation
By:
Name:
Title:

Address:

Accepted and Agreed:

[INVESTOR]
By:
Name:
Title:
Address:

EXHIBIT A
NOTICE OF EXERCISE
To: Pacific Asia Petroleum, Inc. (the “Company”)
     1. The undersigned hereby:
☐	elects to purchase _________ shares of Warrant Stock (as defined in the Warrant) of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full; or

☐	elects to exercise its net issuance rights pursuant to Section 11 of the attached Warrant with respect to _________ shares Warrant Stock.
     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Name)

(City, State)
     3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Date)

(Signature)

Signature must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Warrant Stock are to be issued, or securities are to be delivered, other than to or in the name of the registered holder of this Warrant.

NOTICE: Signature must correspond in all respects with the name as written upon the face of the Warrant in every particular without alteration or any change whatever.

EXHIBIT B
FORM OF ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned holder of the attached Warrant hereby sells, assigns and transfers unto __________________ whose address is ______________________________ and whose taxpayer identification number is __________________ the undersigned’s right, title and interest in and to the Warrant issued by Pacific Asia Petroleum, Inc., a Delaware corporation (the “Company”) to purchase ____________ shares of the Company’s stock, and does hereby irrevocably constitute and appoint _________________________________ attorney to transfer said Warrant on the books of the Company with full power of substitution in the premises.
     In connection with such sale, assignment, transfer or other disposition of this Warrant, the undersigned hereby confirms that:
☐	such sale, transfer or other disposition may be effected without registration or qualification (under the Securities Act of 1933 as then in effect and any applicable state securities law then in effect) of this Warrant or the securities issuable thereunder and has attached hereto a written opinion of such Holder’s counsel to that effect; or

☐	such sale, transfer or other disposition has been registered under the Securities Act of 1933, as amended, and registered and/or qualified under all applicable state securities laws.

(Date)

(Signature)

Signature must correspond in all respects with the name as written upon the face of the Warrant in every particular without alteration or any change whatever.